EXHIBIT 10.6

                            ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT, ("the Agreement") is made and entered into as of February 2, 2001 between Murray Fox hereinafter referred as ("Buyer") and Digi Link Technologies, Inc., ("Seller").

     In consideration of the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the parties agree as follows:

     1. Purchase and Sale of Assets.

     1.1 Assets to be Acquired. On the terms and subject to the conditions of this Agreement, at the Closing (hereinafter defined), Seller shall sell and deliver to Buyer, and Buyer shall purchase and acquire, all the certain assets, relating to the recycling business of Seller known as IROC ("IROC") that are set forth on Schedule "A" (the Assets to be Acquired).

     1.2 Consideration. The consideration for the Assets to be Acquired shall consist of 825,000 common shares of Digi Link Technologies, Inc. and assumption of certain liabilities of Seller by Buyer the aggregate total of which shall constitute "the Purchase Price."

     At the Closing, the Seller will deliver a "Closing Statement". The Closing Statement will set forth the assets to be acquired and the liabilities to be assumed by the Buyer.

     (a) Liabilities.

     At the Closing Buyer will assume all obligations, liabilities, claims and demands contractual obligations of Seller arising from, related to or associated with the Assets to be Acquired ("the Accepted Liabilities").

     1.3 Assumption of Liabilities. At the Closing, Buyer shall assume and agree to pay and discharge in due course and shall hold Seller harmless from the Accepted Liabilities at the time of the Closing.

     1.4 Undertaking as to Obligations. At the Closing, Buyer shall assume and agree to observe, perform and fulfill the terms and conditions to be observed, performed and fulfilled subsequent to the Closing and hereby agrees to indemnify and hold harmless Seller from, and against any liability arising from the contracts, agreements, leases, patents, licenses, commitments and undertakings of Seller set forth on Schedule "A" and duly assigned to Buyer at the Closing.

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     1.5  Limitations  as to  Assumption  and  Undertaking.  The  provisions  of
Paragraphs 1.3 and 1.4 shall not confer any rights on any person not a party to this Agreement, and Buyer reserves all defenses, offsets or counterclaims in respect of any liabilities assumed or undertakings made herein.

     2. Closing.

     2.1 Time and Place of Closing. Closing hereunder (the "Closing") shall take place at the offices of Seller, 75 Lincoln Highway, Iselin, New Jersey 08830 at 10:00 a.m. local time on such date or such other time as shall be agreed on between the parties hereto, which shall be no later than February 2, 2001. ("the Closing Date")

     2.2 Deliveries by Seller. At the Closing, Seller shall execute and deliver to Buyer the following:

     (a) Good and sufficient bills of sale with covenants of warranty of title, endorsements, assignments and other good and sufficient instruments of sale, transfer and assignment, in form and substance satisfactory to Buyer with all required state and local documentary and transfer stamps affixed, as shall be required or as may be desirable in order to vest effectively in Buyer good, indefeasible and marketable title to the Assets to be Acquired, free and clear of all liens, encumbrances, security interests and other burdens.

     (b) All books of account, business records, documents maintained by or for, or necessary or useful in the operation of the recycling business of IROC.

     2.3 Further Assurances. At any time and from time to time after the Closing, Seller shall, at the request of Buyer, take all action necessary to put Buyer in actual possession and operating control of the Assets to be acquired and shall execute and deliver such further instruments of sale, conveyance, transfer, assignment and consent, and use its best efforts to obtain such further consents and take such other action, as Buyer may request in order to more effectively sell, convey, transfer and assign to Buyer any of the Assets to be Acquired, to confirm the title of Buyer thereto and to assist Buyer in exercising its rights with respect thereto.

     2.4 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

     (a) The securities described in Paragraph 1.2.

     (b)  The  assumption  of  liabilities  and  indemnification   described  in
Paragraph 1.3 and 1.4.

     (c) The undertaking as to the obligations described in Paragraph 1.4.

     2.5 Further Assurances. At any time and from time to time after the Closing, Buyer shall, at the request of Seller, take all action necessary to more effectively assume the obligations described in Paragraph 1.3 and 1.4 hereof.

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     3. Representations and Warranties of Seller.

     3.1 Qualification. Seller has the power to own its properties and conduct its business.

     3.2 Authorization. Seller has the power to execute, deliver, and carry out the terms and conditions of this Agreement and has taken all action with respect thereto, and the Agreement has been duly authorized, executed and delivered by Seller and constitutes their valid, legal and binding agreement and obligation in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws and equitable principles affecting creditors' rights generally from time to time in effect.

     3.3 Title to Assets. Seller makes no warrant as to title but will transfer all of its rights, titles and interest to Buyer "as is" and "where is" with no warranties.

     4. Survival of Representations; indemnification.

     4.1 Survival of Representations. All representations and warranties made by any party hereto in this Agreement or pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of the other party to this Agreement, but any claims as to a breach thereof must be asserted by notice to the party affected within one (1) year following the date of the Closing.

     5. Miscellaneous.

     5.1 Condition Precedent. Seller's obligation to sell and Buyer's obligation to buy are contingent on closing of the merger and reorganization agreement between IROC and Digi Link.

     5.2 Expenses. Each party agrees to be responsible for the payment of all expenses incurred by or on behalf of it or him in connection with the preparation, authorization, execution and performance of this Agreement, including without limitation all fees of counsel, accountants and consultants.

     5.3 Notices. All notices, demands and communications hereunder shall be in writing and shall be deemed to be duly given if delivered upon personal delivery or 2 days after deposit in the U.S. mail by registered or certified mail, postage pre-paid, return receipt requested, as follows:

                  If to Seller:             Digi Link Technologies
                                            75 Lincoln Highway
                                            Iselin, New Jersey 08830


                  If to Buyer:              Murray Fox
                                            112 Main Street
                                            Webster, MA


                  With a copy of
                  notice to Attorney:       Nancy Van Sant, Esq.
                                            Sacher, Zelman, Van Sant, Paul,
                                            Beiley, Hartman & Waldman
                                            1401 Brickell Ave, Suite 700
                                            Miami, Florida 33131

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     5.4 Entire  Agreement.  This  Agreement,  and the  exhibits  and  schedules
referred  to  herein  or  delivered   pursuant   hereto,   contains  the  entire
understanding of the parties with respect to the subject matter, and supersedes all prior agreement and understandings between the parties with reference thereto. This Agreement may be amended only by a written instrument duly executed by the parties.

     5.5 Headings. The sections and paragraph headings contained in this Agreement are for the reference purposes only and shall not affect in any way the interpretation of this Agreement.

     5.6 Successors and Assigns. This Agreement may not be assigned by Buyer without the consent of Seller, except that Buyer may assign the various covenants, representations and warranties of Seller to the extent necessary to satisfy the requirements of any financial institution extending credit to Buyer. Subject to the foregoing, the terms and conditions of this Agreement shall bind, and inure to the benefit of, the parties hereto and their respective successors, personal representatives and assigns.

     5.7   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     5.8 Limitations. The representations and warranties set forth in this Agreement, the schedules and exhibits hereto and the certificates to be delivered at the Closing pursuant to this Agreement hereof constitute the only warranties made by the parties hereto with respect to the transactions contemplated hereby, and the property to be transferred pursuant hereto and such warranties supersede all representations and warranties, written or oral, previously made by the parties hereto.

     5.9 Choice of Law.

     This Agreement shall be interpreted and enforced pursuant to the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            /s/: Murray Fox
                                            ---------------
                                                 Murray Fox



Witness:

                                            Digi Link Technologies, Inc.

                                            By:/s/: Peter Jegou
                                            -------------------
                                                    Peter Jegou, President

Attest:                                     _____________________________


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                                  SCHEDULE "A"
                              Assets To Be Acquired


     a. Independent Contractor Agreement - This Independent Contractor Agreement ("Agreement") dated April 5, 2000, by and between Gary Estepp ("Consultant") and IR Operating Corporation, a Delaware Corporation ("Company").

     b. License Agreement - The Agreement dated 22nd day of December 199, between, IR of New Jersey ("IRNJ") a New Jersey corporation and IR Operating Corporation a Delaware corporation ("IR").

     c. Lease Contract - Lease Contract dated 1st day of March, 2000 by and between AREA JOBS DEVELOPMENT ASSOCIATION, an Illinois Not-for-Profit Corporation with its principal office located at 231 East Broadway, Bradley, Illinois 60915 (Landlord), and IR OPERATING CORPORATION, (Tenant) for a commercial building located at 231 East Broadway, Bradley, Illinois.

     d. Assignment - An assignment of all rights and titles to an invention of MURRAY J. FOX and ANTHONY E. CONTE, entitled REINFORCED PLASTIC PALLET for which application for Letters Patent of the United States were filed.

     e. Assignment of Security Agreement in Patent - Assignment of the July 29, 1999, assignment to IROC by Rhodes & Salmon, P.C., of the security agreement in patent recorded October 16, 1998, wherein the Gary N. Estepp, and Innovative Recycling Corporation granted a security interest to Rhodes & Salmon, P.C. by document dated September 30, 1998, which security interest a security interest in patent no. 5,169,588, Serial No. 07696157 originally filed May 6, 1991, and issued December 8, 1992.

     f. Assignment of Patent for Plastic Recycling Process - Patent # 5,921,189 the Plastic Recycling Process.

     g. Consulting Agreement - Agreement as of April 01, 2000, by and between IR Operating Corporation, of 112 Main Street, Webster, Massachusetts 01570 and ARM CP, P.O. Box 281, Bellaire, Texas 77402-0281.

     h. Employment Agreement - Agreement dated 16th day of April, 1999 between Murray Fox, residing at 386 Pompeo Road, Wilsonville, CT, (hereinafter referred to as the "Executive") and I-ROCK Enterprises, Inc.,

     i. Names and Trademarks - The names "IR Operating Corporation", "IROC" and the "Service Mark" "IROC Process."

     j. Equipment - All of the equipment that is reflected in the September 30, 1999, balance sheet and is located at the Bradley Plant located at 231 East Broadway, Bradley, Illinois.

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